Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”) is dated as of the 31st day of March, 2014 (the “Effective Date”), by and between CROSSROADS SYSTEMS, INC., a Delaware corporation (the “Company”), and each individual or entity named on the Schedule A attached hereto (each such individual or entity, individually, a “Buyer” and all of such individuals or entities, collectively, the “Buyers”). Capitalized terms used herein shall have the meanings set forth in Article II of this Agreement.

RECITALS

WHEREAS, the Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), including Regulation D, by the U.S. Securities and Exchange Commission (the “SEC”);

WHEREAS, each Buyer desires to purchase from the Company, upon the terms and conditions stated in this Agreement, (i) one newly issued share (each, a “Common Share” and, collectively, the “Common Shares”) of common stock of the Company, par value $0.001 per share (“Common Stock”), and (ii) a warrant to purchase a number of Common Shares equal to one-half of the number of Common Shares purchased, in substantially the form attached hereto as Exhibit A (each, a “Warrant” and, collectively, the “Warrants” and, Common Share together with a Warrant to purchase one-half of a Common Share, a “Unit” and, collectively, the “Units”) with an exercise price of $2.46 per Warrant Share, each Buyer hereby purchasing the number of Units as set forth opposite such Buyer’s name in Schedule A hereto, all of which Units shall be purchased on the date hereof (the “Closing Date”), for the purchase price of Two and 25.65/100 Dollars ($2.2565) per Unit (the “Per-Unit Purchase Price”), and all otherwise subject to the terms and provisions hereinafter set forth; and

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights to the Buyers under the Securities Act, and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

ARTICLE I
RECITALS, EXHIBITS, SCHEDULES

The foregoing recitals, together with the Schedules, Exhibits and disclosure letter referred to hereafter, are hereby incorporated into this Agreement by this reference.

ARTICLE II
DEFINITIONS

For purposes of this Agreement, except as otherwise expressly provided or otherwise defined elsewhere in this Agreement, the capitalized terms in this Agreement shall have the meanings assigned to them in this Article as follows:

2.1           “8-K Filing” shall have the meaning set forth in Section 7.7 of this Agreement.

2.2           “Affiliate” means, with respect to a Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person at any time during the period for which the determination of affiliation is being made. For purposes of this definition, the term “control,” “controlling,” “controlled” and words of similar import, when used in this context, means, with respect to any Person, the possession, directly or indirectly, of the power to direct, or cause the direction of, management policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, in no event shall any Buyer be deemed an Affiliate of the Company for purposes of this Agreement.

2.3           “AK” shall have the meaning set forth in Section 12.19 of this Agreement.

2.4           “Assets” means all of the properties and assets of the Company or of the Subsidiaries, whether real, personal or mixed, tangible or intangible, wherever located, whether now owned or hereafter acquired.

2.5           “Buyer” shall have the meaning set forth in the introductory paragraph of this Agreement.

2.6           “Buyer Indemnified Parties” shall have the meaning set forth in Section 10.1 of this Agreement.

2.7           “Buyer Representatives” shall have the meaning set forth in Section 11.1 of this Agreement.

2.8           “Bylaws” shall have the meaning set forth in Section 6.4 of this Agreement.

2.9           “Certificate of Incorporation” shall have the meaning set forth in Section 6.4 of this Agreement.

2.10         “Claims” means any Proceedings, Judgments, Obligations, threats, losses, damages, deficiencies, settlements, assessments, charges, costs and expenses of any nature or kind.

2.11         “Closing” shall have the meaning set forth in Section 4.2 of this Agreement.

2.12         “Closing Date” shall have the meaning set forth in the Recitals of this Agreement.

2.13         “Committee” shall have the meaning set forth in Section 9.5 of this Agreement.

2.14         “Common Shares” shall have the meaning set forth in the Recitals of this Agreement.

2.15         “Common Stock” shall have the meaning set forth in the Recitals of this Agreement.

2.16         “Company” shall have the meaning set forth in the introductory paragraph of this Agreement.

2.17         “Company Balance Sheet” shall have the meaning set forth in Section 6.10 of this Agreement.

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2.18         “Company Leases” shall have the meaning set forth in Section 6.12(b) of this Agreement.

2.19         “Consent” means any consent, approval, order or authorization of, or any declaration, filing or registration with, or any application or report to, or any waiver by, or any other action (whether similar or dissimilar to any of the foregoing) of, by or with, any Person, which is necessary in order to take a specified action or actions, in a specified manner and/or to achieve a specific result.

2.20         “Contract” means any written or oral contract, agreement, order or commitment of any nature whatsoever, including, any sales order, purchase order, lease, sublease, license agreement, services agreement, loan agreement, mortgage, security agreement, guarantee, management contract, employment agreement, consulting agreement, partnership agreement, stockholders agreement, buy-sell agreement, option, warrant, debenture, subscription, call or put.

2.21         “DRS” means the Direct Registration System maintained by the transfer agent for the Common Stock.

2.22         “Effective Date” means the date set forth in the introductory paragraph of this Agreement.

2.23         “Encumbrance” means any lien, security interest, pledge, mortgage, easement, leasehold, assessment, tax, covenant, reservation, conditional sale, prior assignment, or any other encumbrance, claim, burden or charge of any nature whatsoever.

2.24         “Environmental Requirements” means all Laws and requirements relating to human, health, safety or protection of the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, or Hazardous Materials in the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or otherwise relating to the treatment, storage, disposal, transport or handling of any Hazardous Materials.

2.25         “ERISA” shall have the meaning set forth in Section 6.17 of this Agreement.

2.26         “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2.27         “Financial Advisor” shall have the meaning set forth in Section 6.27 of this Agreement.

2.28         “Financial Statements” shall have the meaning set forth in Section 6.7 of this Agreement.

2.29         “GAAP” means generally accepted accounting principles, methods and practices set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board, in each case as of the date or period at issue, and as applied in the U.S. to U.S. companies.

2.30         “Governmental Authority” means any foreign, federal, state or local government, or any political subdivision thereof, or any court, agency or other body, organization, group, stock market or exchange exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

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2.31         “Hazardous Materials” means: (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs); (ii) any chemicals, materials, substances or wastes which are now or hereafter become defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants” or words of similar import, under any Law; and (iii) any other chemical, material, substance, or waste, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental Authority.

2.32         “Insurance Policies” shall have the meaning set forth in Section 6.19 of this Agreement.

2.33         “Judgment” means any order, writ, injunction, fine, citation, award, decree, or any other judgment of any nature whatsoever of any Governmental Authority.

2.34         “Law” means any provision of any law, statute, ordinance, code, constitution, charter, treaty, rule or regulation of any Governmental Authority.

2.35         “Leases” means all leases for real or personal property.

2.36         “LSVM” shall have the meaning set forth in Section 6.23 of this Agreement.

2.37         “Majority” means one or more Buyers whose respective ownership of shares of the Common Shares issued hereby held by such Buyers, as of the relevant date, aggregates at a majority of the aggregate number of shares of Common Shares issued pursuant hereto that are outstanding on such date and continue to be held by the Buyers.

2.38         “Material Adverse Effect” means with respect to the event, item or question at issue, that such event, item or question would not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement or any of the Transaction Documents; (ii) a material adverse effect on the results of operations, Assets, business or condition (financial or otherwise) of the Company and its consolidated Subsidiaries, taken as a whole; or (iii) a material adverse effect on the Company’s ability to perform, on a timely basis, its Obligations under this Agreement or any Transaction Documents; provided, however, that no action by the Trading Market with respect to the listing of the Company’s Common Stock that is taken as a result of the circumstances described by the Company’s Form 8-K filed on September 24, 2013 shall be considered a “Material Adverse Effect” for purposes of this Agreement, it being understood that on March 21, 2014, the Company received a notice that the current Trading Market had determined to delist its securities based on the stockholders’ equity deficiency unless the Company requests a hearing before the Listing Qualifications Panel within seven days from the date of the notice.

2.39         “Material Contract” means, as to any Person, any agreement filed or required to be filed with the SEC pursuant to applicable securities law.

2.40         “Material Shareholder” shall have the meaning set forth in Section 6.23 of this Agreement.

2.41         “Obligation” means any debt, liability or obligation of any nature whatsoever, whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, absolute, fixed, contingent, ascertained, unascertained, known, unknown or obligations under executory Contracts.

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2.42         “OFAC”, shall have the meaning set forth in Section 12.18 of this Agreement.

2.43         “Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity, quality and frequency).

2.44         “Per-Unit Purchase Price” shall have the meaning set forth in the Recitals.

2.45         “Permit” means any license, permit, approval, waiver, order or authorization granted, issued or approved by any Governmental Authority.

2.46         “Person” means any individual, sole proprietorship, joint venture, partnership, company, corporation, association, cooperation, trust, estate, Governmental Authority, or any other entity of any nature whatsoever.

2.47         “Preferred Stock” shall have the meaning set forth in Section 6.4 of this Agreement.

2.48         “Press Release” shall have the meaning set forth in Section 7.7 of this Agreement.

2.49         “Proceeding” means any demand, claim, suit, action, litigation, investigation, audit, study, arbitration, administrative hearing, or any other proceeding of any nature whatsoever.

2.50         “Purchase Price” shall have the meaning set forth in Section 4.1 of this Agreement.

2.51         “Real Property” means any real estate, land, building, structure, improvement, fixture or other real property of any nature whatsoever, including, but not limited to, fee and leasehold interests.

2.52         “Registration Rights Agreement” shall have the meaning set forth in the Recitals of this Agreement.

2.53         “Rule 144” shall have the meaning set forth in Section 7.3(e) of this Agreement.

2.54         “Rule 144 Certificate” shall have the meaning set forth in Section 7.3(e)(C) of this Agreement.

2.55         “SEC” shall have the meaning set forth in the Recitals of this Agreement.

2.56         “SEC Documents” shall have the meaning set forth in Section 6.7 of this Agreement.

2.57         “Securities” means, collectively, the Units, the Common Shares, the Warrants and the Warrant Shares.

2.58         “Securities Act” shall have the meaning set forth in the Recitals of this Agreement.

2.59         “Securities Being Sold” shall have the meaning set forth in Section 7.3(e)(C) of this Agreement.

2.60         “Series A Preferred Stock” shall have the meaning set forth in Section 6.4 of this Agreement.

2.61         “Series F Certificate of Designation” shall have the meaning set forth in Section 6.4 of this Agreement.

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2.62         “Series F Preferred Stock” shall have the meaning set forth in Section 6.4 of this Agreement.

2.63         “Share Reserve” shall have the meaning set forth in Section 7.5 of this Agreement.

2.64         “Shell Company” shall have the meaning set forth in Section 7.3(e) of this Agreement.

2.65         “Short Sales” shall have the meaning set forth in Section 5.12 of this Agreement.

2.66         “Subsidiaries” means collectively each of the following: Crossroads Systems (Texas), Inc., a Texas corporation, NexQL Corporation, a Delaware corporation, and Crossroads Europe GmbH, a Gesellschaft mit beschränkter Haftung under the laws of Germany (“Crossroads Europe”).

2.67         “Tax” means (i) any foreign, federal, state or local income, profits, gross receipts, franchise, sales, use, occupancy, general property, real property, personal property, intangible property, transfer, excise, accumulated earnings, unemployment compensation, social security, withholding taxes, payroll taxes, or any other tax of any nature whatsoever, (ii) any foreign, federal, state or local organization fee, qualification fee, annual report fee, filing fee, occupation fee, or assessment, or (iii) any deficiency, interest or penalty imposed with respect to any of the foregoing.

2.68         “Tax Return” means any tax return, filing, declaration, information statement or other form or document required to be filed in connection with or with respect to any Tax.

2.69         “Trading Market” means any of the following markets or exchanges on which the Common stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing).

2.70         “Transaction Documents” means any documents or instruments to be executed by the Company in connection with this Agreement, including the Common Shares, the Warrants and the Registration Rights Agreement, together with all modifications, amendments, extensions, future advances, renewals, and substitutions thereof.

2.71         “Units” shall have the meaning set forth in the Recitals of this Agreement.

2.72         “Warrants” shall have the meaning set forth in the Recitals of this Agreement.

2.73         “Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE III
INTERPRETATION

In this Agreement, unless the express context otherwise requires: (i) the words “herein,” “hereof” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) references to the words “Article” or “Section” refer to the respective Articles and Sections of this Agreement, and references to “Exhibit” or “Schedule” refer to the respective Exhibits and Schedules annexed hereto; (iii) references to a “party” mean a party to this Agreement and include references to such party’s permitted successors and permitted assigns; (iv) references to a “third party” mean a Person not a party to this Agreement; (v) the terms “dollars” and “$” means U.S. dollars; (vi) wherever the word “include,” “includes” or “including” is used in this Agreement, it will be deemed to be followed by the words “without limitation.”

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ARTICLE IV
PURCHASE AND SALE OF UNITS

4.1           Purchase and Sale of Units. Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, Buyers agree to purchase the Units (each Buyer hereby agreeing, severally and not jointly, to purchase the number of Units set forth opposite such Buyer’s name on Schedule A attached hereto), on the Closing Date, and the Company agrees to sell and issue to Buyers the Units (the Company hereby agreeing to issue the number of Units to each Buyer set forth opposite such Buyer’s name on Schedule A attached hereto), on the Closing Date for an amount equal to the Per-Unit Purchase Price multiplied by the number of Units purchased (the “Purchase Price”), all as set forth in more detail on Schedule A and as more specifically set forth below.

4.2           Closing. The closing of the purchase and sale of the Units (the “Closing”) shall take place on the Closing Date, subject to satisfaction of the conditions to the Closing set forth in this Agreement.

4.3           Form of Payment. Subject to the satisfaction of the terms and conditions of this Agreement, on the Closing Date: (i) each Buyer shall deliver to the Company, in the form of a wire transfer, immediately available funds equal to the portion of the Purchase Price applicable to such Buyer (such amount shall be based on the number of Units set forth opposite such Buyer’s name on Schedule A attached hereto), and (ii) the Company shall deliver to Buyers the Securities which Buyers are purchasing hereunder at the Closing, duly executed on behalf of the Company, together with any other documents required to be delivered pursuant to this Agreement.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE BUYERS

Each Buyer represents and warrants to the Company that:

5.1           Organization. Each Buyer, if other than an individual, is duly organized and validly existing under the laws of the jurisdiction of its organization and has all requisite corporate, partnership or limited liability company power and authority to invest in the Securities pursuant to this Agreement, enter into and execute this Agreement and the Transaction Documents and to carry out the transactions contemplated by this Agreement and the Transaction Documents.

5.2           Investment Purpose. Each Buyer is acquiring the Securities for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, each Buyer reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement covering such Securities or an available exemption under the Securities Act.

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5.3           Post-Transaction Ownership. Each Buyer acknowledges that in accordance with Nasdaq Listing Rule 5635(b), that stockholder approval would be required if, following the transactions contemplated hereby, such Buyer, together with its Affiliates, were to own more than 19.99% of the total outstanding Common Stock of the Company or of the total voting power of the Company’s securities. Each Buyer acknowledges that the transactions contemplated hereby are intended to be compliant with Nasdaq Listing Rules without the need for Company stockholder approval, and represents and warrants to the Company that the purchase by such Buyer of the Securities issuable to it at the Closing will not result in such Buyer (individually or together with other Person with whom such Buyer has identified, or will have identified, itself as part of a “group” in a public filing made with the SEC involving the Company’s securities) acquiring, or obtaining the right to acquire, in excess of 19.99% of the outstanding shares of Common Stock or the voting power of the Company on a post transaction basis that assumes that the Closing shall have occurred. Such Buyer does not presently intend to, alone or together with others, make a public filing with the Commission to disclose that it has (or that it together with such other Persons have) acquired, or obtained the right to acquire, as a result of the Closing (when added to any other securities of the Company that it or they then own or have the right to acquire), in excess of 19.99% of the outstanding shares of Common Stock or the voting power of the Company on a post transaction basis that assumes that the Closing shall have occurred.

5.4           Accredited Buyer Status. Each Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D, as promulgated under the Securities Act. Each Buyer acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

5.5           Reliance on Exemptions. Each Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities Laws and that the Company is relying upon the truth and accuracy of, and each Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of each Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of each Buyer to acquire the Securities.

5.6           Information. Each Buyer and its advisors, if any, have had adequate opportunity to review the SEC Documents (as defined below) and have been furnished with all other materials relating to the business, finances and operations of the Company and information each Buyer deemed material to making an informed investment decision regarding its purchase of the Securities, which have been requested by each Buyer. Each Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries, nor any other due diligence investigations conducted by any Buyer or its advisors, if any, or its representatives, shall modify, amend or affect each Buyer’s right to rely on the Company’s representations and warranties contained in Article VI below. Each Buyer understands that its investment in the Securities involves a high degree of risk. Each Buyer is in a position regarding the Company, which, based upon employment, other relationship or economic bargaining power, enabled and enables such Buyer to obtain information from the Company in order to evaluate the merits and risks of this investment. Each Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

5.7           No Governmental Review. Each Buyer understands that no United States federal or state Governmental Authority has passed on or made any recommendation or endorsement of the Securities, or the fairness or suitability of the investment in the Securities, nor have such Governmental Authorities passed upon or endorsed the merits of the offering of the Securities.

5.8           Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of each Buyer and is a valid and binding agreement of each Buyer, enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

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5.9           Restrictions on Transferability. Each Buyer understands that because the Securities have not have been registered under the Securities Act, the Buyer cannot dispose of any or all of the Securities unless they are subsequently registered under the Securities Act or exemptions from registration are available. Each Buyer acknowledges and understands that, except as provided in the Registration Rights Agreement, it has no registration rights. Although it may be possible in the future to make limited public sales of the Securities without registration under the Securities Act, Rule 144 is not now available and there is no assurance that it will become available for any purpose. By reason of these restrictions, each Buyer understands that it may be required to hold the Securities for an indefinite period of time. Each Buyer understands that each certificate or other instrument representing the Securities will bear appropriate state “blue sky” legends and a legend substantially as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR APPLICABLE STATE SECURITIES LAWS (THE “STATE ACTS”), AND SHALL NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT BY REGISTRATION OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UPON THE ISSUANCE TO THE COMPANY OF A FAVORABLE OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE 1933 ACT AND THE STATE ACTS”;

and appropriate transfer restrictions will be affixed to any notation in the DRS for any Securities.

5.10         No General Solicitation. Each Buyer did not learn of the investment in the Securities as a result of any general solicitation or general advertising.

5.11         Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or a Buyer for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Buyer.

5.12         Certain Transactions; Confidentiality. Other than consummating the transactions contemplated hereunder, such Buyer has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Buyer, executed any purchases or sales, including “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (“Short Sales”), of the securities of the Company during the period commencing as of the time that such Buyer first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereby and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Buyer that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Buyer’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Buyer’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement and its legal and accounting advisers, such Buyer has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

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5.13         No Disqualification Events. Neither the Buyer nor, to the extent it has them, any of its shareholders, members, managers, general or limited partners, directors, affiliates or executive officers (collectively with the Buyer, the “Buyer Covered Persons”), are subject to any of the "bad actor" disqualifications described in Securities Act Rule 506(d)(1)(i) to (viii) (each, a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Buyer has exercised reasonable care to determine whether any Buyer Covered Person is subject to a Disqualification Event. The purchase of the Units by the Buyer will not subject the Company to any Disqualification Event.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth and disclosed in the disclosure letter provided to the Buyers in connection with this Agreement and made a part hereof or as set forth in the SEC Documents, the Company hereby makes the following representations and warranties to the Buyers:

6.1           Subsidiaries. Except for a ninety-nine percent limited partner interest in KIP CR P1 LP, a ninety percent (90%) ownership in NexQL corporation and a one hundred percent (100%) ownership in the other Subsidiaries, the Company has no subsidiaries and the Company does not own, directly or indirectly, any outstanding voting securities of or other interests in, or have any control over, any other Person. Each representation and warranty contained in this Article VI shall be deemed to mean and be construed to include the Company and each Subsidiary, as applicable, regardless of whether each of such representations and warranties in Article VI specifically refers to the Company’s Subsidiaries or not.

6.2           Organization. Each of the Company and its Subsidiaries is a corporation or similar entity, duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated or formed. The Company has the full corporate power and authority and all necessary certificates, licenses, approvals and Permits to: (i) enter into and execute this Agreement and the Transaction Documents and to perform all of its Obligations hereunder and thereunder; and (ii) own and operate its Assets and properties and to conduct and carry on its business as and to the extent now conducted. The Company is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the character of its business or the ownership or use and operation of its Assets or properties requires such qualification, except to the extent that failure to so qualify willnot result in a Material Adverse Effect.

6.3           Authority and Approval of Agreement; Binding Effect. The execution and delivery by the Company of this Agreement and the Transaction Documents, and the performance by the Company of all of its Obligations hereunder and thereunder, including the issuance of the Securities, have been duly and validly authorized and approved by the Company and its board of directors (or a duly authorized committee thereof) pursuant to all applicable Laws and no other corporate action on the part of the Company, its board of directors, stockholders or any other Person is necessary or required by the Company to execute this Agreement and the Transaction Documents, consummate the transactions contemplated herein and therein, perform all of the Company’s Obligations hereunder and thereunder, or to issue the Securities. This Agreement and each of the Transaction Documents have been duly and validly executed by the Company (and the officer executing this Agreement and all such other Transaction Documents is duly authorized to act and execute same on behalf of the Company) and constitute the valid and legally binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

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6.4           Capitalization. The authorized capital stock of the Company consists of: (a) 75,000,000 shares of Common Stock, of which 12,884,223 shares of Common Stock are issued and outstanding as of the end of the day prior to the Effective Date; and (b) 25,000,000 shares of Preferred Stock, par value $0.001 per share (“Preferred Stock”), of which 175,000 shares are designated as Series A Convertible Preferred Stock (“Series A Preferred Stock”), of which no shares of Series A Preferred Stock are issued and outstanding as of the Effective Date and of which 4,500,000 shares are designed as 5.0% Series F Convertible Preferred Stock (“Series F Preferred Stock”), of which 3,783,697 shares of Series F Preferred Stock are issued and outstanding as of the Effective Date.  All outstanding shares of Common Stock have been validly issued and are fully paid and nonassessable. The Common Stock is currently quoted on the principal Trading Market under the trading symbol “CRDS.” No shares of Common Stock are subject to preemptive rights or any other similar rights or any Encumbrances suffered or permitted by the Company. Except as contemplated hereby, as of the date hereof: (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or Contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries; (ii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other Contracts or instruments evidencing indebtedness of the Company or any of its Subsidiaries, or by which the Company or any of its Subsidiaries is or may become bound; (iii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to the Registration Rights Agreement); (iv) there are no financing statements securing obligations filed in connection with the Company or any of its Assets; (v) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any related agreement or the consummation of the transactions described herein or therein; and (vi) there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no Contracts by which the Company is or may become bound to redeem a security of the Company. The Company has furnished or made available to the Buyer true, complete and correct copies of: (I) the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), including the Certificate of Designation of the Series F Preferred Stock (the “Series F Certificate of Designation”); and (II) the Company’s Amended and Restated Bylaws, as in effect on the date hereof (the “Bylaws”). Except for the Certificate of Incorporation, the Bylaws and the Series F Certificate of Designation, there are no other stockholders agreements, voting agreements or other Contracts of any nature or kind that restrict, limit or in any manner impose Obligations on the governance of the Company.

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6.5           No Conflicts; Consents and Approvals. The execution, delivery and performance of this Agreement and the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, including the issuance of any of the Securities, will not: (i) constitute a violation of or conflict with the Certificate of Incorporation, Bylaws, the Series F Certificate of Designation or any other organizational or governing documents of the Company; (ii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, or gives to any other Person any rights of termination, amendment, acceleration or cancellation of, any provision of any Contract to which the Company is a party or by which any of its Assets or properties may be bound; (iii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, any Judgment; (iv) constitute a violation of, or conflict with, any Law (including United States federal and state securities Laws and the rules and regulations of the principal Trading Market on which the Common Stock is quoted); or (v) result in the loss or adverse modification of, or the imposition of any fine, penalty or other Encumbrance with respect to, any Permit granted or issued to, or otherwise held by or for the use of, the Company or any of the Company’s Assets; except, in the case of clauses (ii)–(v), for such violations, defaults, breaches, conflicts, losses, modifications or impositions that have not had and would not reasonably be expected to have a Material Adverse Effect. The Company is not in violation of its Certificate of Incorporation, Bylaws or other organizational or governing documents and the Company is not in default or breach (and no event has occurred which with notice or lapse of time or both could put the Company in default or breach) under, and the Company has not taken any action or failed to take any action that would give to any other Person any rights of termination, amendment, acceleration or cancellation of, any material Contract to which the Company is a party or by which any property or Assets of the Company are bound or affected. The businesses of the Company are not, to the Company’s knowledge, being conducted, and shall not be conducted so long as Buyer owns any of the Common Shares or Warrants, in violation of any Law, except as would not have or would not reasonably be expected to have a Material Adverse Effect. Except with respect to the SEC and the principal Trading Market and as specifically contemplated by this Agreement or as would not have and would not reasonably be expected to have a Material Adverse Effect, the Company is not required to obtain any Consent of, from, or with any Governmental Authority, or any other Person, in order for it to execute, deliver or perform any of its Obligations under this Agreement or the Transaction Documents in accordance with the terms hereof or thereof, or to issue and sell the Securities in accordance with the terms hereof. All Consents which the Company is required to obtain pursuant to the immediately preceding sentence have been obtained or effected on or prior to the date hereof or will be obtained or effected on or prior to Closing or as otherwise required under the rules and regulations of the applicable Governmental Authority.

6.6           Issuance of Securities. The Securities are duly authorized and, upon issuance in accordance with the terms hereof, (or, where applicable, the Warrants), shall be duly issued, fully paid and non-assessable, and free, except as otherwise contemplated by this Agreement, from all Encumbrances (other than restrictions imposed by federal and state securities Laws) with respect to the issue thereof, and will be issued in compliance with all applicable United States federal and state securities Laws. Assuming the accuracy of the representations and warranties of the Buyers set forth in Article V above, the offer and sale by the Company of the Securities is exempt from: (i) the registration and prospectus delivery requirements of the Securities Act; and (ii) the registration and/or qualification provisions of all applicable state and provincial securities and “blue sky” laws.

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6.7           SEC Documents; Financial Statements. The Common Stock is registered pursuant to Section 12 of the Exchange Act and the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the Exchange Act (all of the foregoing filed within the two (2) years preceding the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”). The Company is current with its filing obligations under the Exchange Act. The Company represents and warrants that true and complete copies of the SEC Documents are available on the SEC’s website (www.sec.gov) at no charge to Buyers, and Buyers acknowledge that each of them may retrieve all SEC Documents from such website and each Buyer’s access to such SEC Documents through such website shall constitute delivery of the SEC Documents to Buyers; provided, however, that if any Buyer is unable to obtain any of such SEC Documents from such website at no charge, as result of such website not being available or any other reason beyond any Buyer’s control, then upon request from such Buyer, the Company shall deliver to such Buyer true and complete copies of such SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable Law (except as such statements have been amended or updated in subsequent filings prior the date hereof, which amendments or updates are also part of the SEC Documents). As of their respective dates, the financial statements of the Company included in the SEC Documents (“Financial Statements”) complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. All of the Financial Statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except: (i) as may be otherwise indicated in such Financial Statements or the notes thereto; or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). To the knowledge of the Company, no other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

6.8           Absence of Certain Changes. Since the date the last of the SEC Documents was filed with the SEC there has been no event or circumstance of any nature whatsoever that has resulted in, or would reasonably be expected to result in, a Material Adverse Effect.

6.9           Absence of Litigation or Adverse Matters. Except as otherwise disclosed to the Buyers or as would not have or would not reasonably be expected to have a Material Adverse Effect: (i) there is no Proceeding before or by any Governmental Authority or any other Person, pending, or to the knowledge of the Company, threatened or contemplated by, against the Company, its business or Assets; (ii) there are no outstanding Judgments against the Company, its business or Assets; and (iii) the Company is not in breach or violation of any Contract.

6.10         Liabilities and Indebtedness of the Company. The Company does not have any Obligations of any nature whatsoever, except Obligations (i) set forth or adequately provided for in the Condensed Consolidated Balance Sheets or in the related Notes to the Condensed Consolidated Financial Statements included in Company’s Quarterly Report on Form 10-Q for the period ended January 31, 2014 (the “Company Balance Sheet”), (b) those incurred in the Ordinary Course of Business and not required to be set forth in the Company Balance Sheet under GAAP, and (c) those incurred in the Ordinary Course of Business since the date of the Company Balance Sheet and not reasonably likely to have a Material Adverse Effect.

6.11         Title to Assets. The Company has good and marketable title to, or a valid leasehold interest in, all of its Assets which are material to the business and operations of the Company as presently conducted, free and clear of all Encumbrances or restrictions on the transfer or use of same. Except as would not have a Material Adverse Effect, the Company’s Assets are in good operating condition and repair, ordinary wear and tear excepted.

6.12         Real Estate.

(a)          Real Property Ownership. The Company does not own any Real Property.

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(b)          Real Property Leases. Except for the Leases described in the SEC Documents (the “Company Leases”), the Company does not lease any other Real Property required to be disclosed in the SEC Documents. With respect to each of the Company Leases: (i) the Company has been in peaceful possession of the property leased thereunder and neither the Company nor the landlord is in default thereunder; (ii) no waiver, indulgence or postponement of any of the Obligations thereunder has been granted by the Company or landlord thereunder; and (iii) there exists no event, occurrence, condition or act known to the Company which, upon notice or lapse of time or both, would be or could become a default thereunder or which could result in the termination of the Company Leases, or any of them, and which would reasonably be expected to have a Material Adverse Effect. The Company has not received any written notice to the effect that any of the Company Leases will not be renewed at the termination of the term of such Company Leases.

6.13         Material Contracts. Except for Material Contracts that have terminated or have been fully discharged pursuant to their terms as disclosed in such Material Contracts as filed with the SEC, each of the Material Contracts is in full force and effect and is a valid and binding Obligation of the parties thereto in accordance with the terms and conditions thereof. To the knowledge of the Company, all Obligations required to be performed under the terms of each of the Material Contracts by any party thereto have been performed by all parties thereto, and no party to any Material Contracts is in default with respect to any term or condition thereof, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration or modification of any Obligation of any party thereto or the creation of any Encumbrance upon any of the Assets of the Company. Further, the Company has received no written notice, nor does the Company have any knowledge, of any pending or contemplated termination of any of the Material Contracts.

6.14         Compliance with Laws. To the knowledge of the Company, the Company is in material compliance with all Laws, except for instances of non-compliance that, individually or in the aggregate, could not have a Material Adverse Effect. The Company has not received any written notice that it is in violation of, has violated, or is under investigation with respect to, or has been threatened to be charged with, any violation of any Law.

6.15         Intellectual Property. The Company owns or possesses adequate and legally enforceable rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and all other intellectual property rights necessary to conduct its business as now conducted. The Company does not have any knowledge of any infringement by the Company of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other intellectual property rights of others, and, to the knowledge of the Company, there is no Claim being made or brought against, or to the Company’s knowledge, being threatened against, the Company regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other intellectual property infringement.

6.16         Labor and Employment Matters. The Company is not involved in any labor dispute or, to the knowledge of the Company, is any such dispute threatened. To the knowledge of the Company, none of the Company’s employees is a member of a union. To the knowledge of the Company, the Company has complied in all material respects with all Laws relating to employment matters, civil rights and equal employment opportunities.

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6.17         Employee Benefit Plans. Schedule 6.17 sets forth all employee benefit plans maintained, established or sponsored by the Company, or in or to which the Company participates or contributes, which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Company has made all required contributions and has no liability to any such employee benefit plan, other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, and has materially complied with all applicable laws for any such employee benefit plan.

6.18         Tax Matters. The Company has made and timely filed all United States federal Tax Returns and all other material Tax Returns required by any jurisdiction to which it is subject, and each such Tax Return has been prepared in material compliance with all applicable Laws, and all such Tax Returns are true and accurate in all material respects. Except and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported Taxes, the Company has timely paid all Taxes shown or determined to be due on such Tax Returns, except those being contested in good faith, and the Company has set aside on its books provision reasonably adequate for the payment of all Taxes for periods subsequent to the periods to which such Tax Returns apply. There are no unpaid Taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has withheld and paid all Taxes to the appropriate Governmental Authority required to have been withheld and paid in connection with amounts paid or owing to any Person. There is no Proceeding or Claim for refund now in progress, pending or, to the Company’s knowledge, threatened against or with respect to the Company regarding Taxes.

6.19         Insurance. The Company is covered by valid, outstanding and enforceable policies of insurance which were issued to it by reputable insurers of recognized financial responsibility, covering its properties, Assets and businesses against losses and risks normally insured against by other corporations or entities in the same or similar lines of businesses as the Company is engaged and in coverage amounts which are typically and reasonably carried by such other corporations or entities (the “Insurance Policies”). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. None of the Insurance Policies will lapse or terminate as a result of the transactions contemplated by this Agreement. The Company has complied in all material respects with the provisions of such Insurance Policies. The Company has not received notice, written or oral, that any of its existing insurance coverage has been or will be refused or that its existing Insurance Policies will not be renewed.

6.20         Permits. To the extent that failure to possess a Permit would reasonably result in a Material Adverse Effect, the Company possesses all material Permits necessary to conduct its business, and the Company has not received any notice of, or is otherwise involved in any Proceedings relating to, the revocation or modification of any such Permits. All such Permits are valid and in full force and effect and the Company is in material compliance with the respective requirements of all such Permits.

6.21         Environmental Laws. To the extent that non-compliance would reasonably result in a Material Adverse Effect, the Company is and has at all times been in compliance with any and all applicable material Environmental Requirements, and there are no pending Claims against the Company relating to any material Environmental Requirements.

6.22         Illegal Payments. Neither the Company, nor any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of his actions for, or on behalf of, the Company: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

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6.23         Related Party Transactions. Except as disclosed in the SEC Documents or as contemplated by this Agreement (it being understood that Lonestar Value Management, LLC (“LSVM”) is a Buyer under this Agreement and the Chairman of the board of directors of the Company is the managing member of LSVM) except for arm’s length transactions pursuant to which the Company makes payments in the Ordinary Course of Business upon terms no less favorable than the Company could obtain from third parties, none of the officers, directors or employees of the Company, nor any stockholders who own, legally or beneficially, five percent (5%) or more of the issued and outstanding shares of any class of the Company’s capital stock (each a “Material Shareholder”), is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any Contract providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any officer, director or such employee or Material Shareholder or, to the best knowledge of the Company, any other Person in which any officer, director, or any such employee or Material Shareholder has a substantial or material interest in or of which any officer, director or employee of the Company or Material Shareholder is an officer, director, trustee or partner. There are no Claims that have been made in writing or material disputes of any nature or kind between the Company and any officer, director or employee of the Company or any Material Shareholder, or between any of them, relating to the Company and its business.

6.24         Internal Accounting Controls. Except as set forth in the SEC Documents, the Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to Assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for Assets is compared with the existing Assets at reasonable intervals and appropriate action is taken with respect to any differences.

6.25         Acknowledgment Regarding Buyers’ Purchase of the Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Buyer or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

6.26         Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to the best of its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the SEC is contemplating terminating such registration.

6.27         Advisory Fees. Roth Capital Partners, LLC (the “Financial Advisor”) is acting as a financial advisor on behalf of the Company in connection with the transactions contemplated hereby. The Company shall be responsible for the payment of any financial advisory fees owing to the Financial Advisor relating to or arising out of the transactions contemplated hereby. Except for the Financial Advisor, there is no Person acting on behalf of the Company who is entitled to or has any claim for any financial advisory, brokerage or finder’s fee or commission in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

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6.28         Full Disclosure. All the representations and warranties made by the Company herein or in the Schedules hereto, and all of the other written information pertaining to the transaction contemplated herein made or given by the Company or included in the SEC Documents, do not omit any material information required to make the statements and information provided, in light of the circumstances under which they were made or provided, not misleading.

6.29         No Disqualification Events. None of the Company, any of the Company’s predecessors, any affiliated issuer of the Company, any director of the Company, executive officer of the Company (as that term is defined in Securities Act Rule 501(f)), other officer of the Company participating in the transactions contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Securities Act Rule 405) connected with the Company in any capacity at the time of sale of the Securities (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any Disqualification Event, except for a Disqualification Event covered by Securities Act Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Securities Act Rule 506(e).

6.30         No Other Representations. Each Buyer acknowledges and agrees that the Company make no representations or warranties whatsoever, express or implied, except for those specifically set forth in this Article VI.

ARTICLE VII
COVENANTS

7.1           Form D. If required by applicable Law, the Company agrees to file a Form D with respect to the Securities as required under Regulation D of the Securities Act and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities, or obtain an exemption for the Securities for sale to each of the Buyers at Closing pursuant to this Agreement under applicable securities or “Blue Sky” Laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date.

7.2           Use of Proceeds. The proceeds from the purchase and sale of the Units shall be used by the Company for general working capital purposes.

7.3           Affirmative Covenants. So long as the Buyers collectively own, legally or beneficially, at least twenty percent (20%) of the Common Shares, unless otherwise consented to in writing by the Company and a Majority of the Buyers, the Company hereby covenants as follows:

(a)          Corporate Existence. At all times preserve and maintain its: (i) existence and good standing in the jurisdiction of its organization; and (ii) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary, and shall at all times continue as a going concern.

(b)          Tax Liabilities. At all times pay and discharge all material Taxes upon, and all Claims (including claims for labor, materials and supplies) against the Company and each of its Subsidiaries or any of its or their properties or Assets, before the same shall become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are being maintained.

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(c)          Maintain Property. At all times maintain, preserve and keep all of its material Assets in good repair, working order and condition, normal wear and tear excepted, and shall from time to time, as the Company deems appropriate in its reasonable judgment, make all needful and proper repairs, renewals, replacements, and additions thereto so that at all times the efficiency thereof shall be fully preserved and maintained.

(d)          Reporting Status; Listing. (i) File in a timely manner all reports required to be filed under the Securities Act, the Exchange Act or any securities Laws and regulations thereof applicable to the Company of any state of the United States, or by the rules and regulations of the principal Trading Market; (ii) not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination; (iii) if required by the rules and regulations of the principal Trading Market, promptly secure the listing of any of the Securities consisting of Common Stock upon the principal Trading Market (subject to official notice of issuance) and, take all commercially reasonable action under its control to maintain the continued listing, quotation and trading of its Common Stock on one or more Trading Markets, and the Company shall comply in all respects with the Company’s reporting, filing and other Obligations under the bylaws or rules of the principal Trading Market, the Financial Industry Regulatory Authority, Inc. and such other Governmental Authorities, as applicable.

(e)          Rule 144. With a view to making available to each Buyer the benefits of Rule 144 under the Securities Act (“Rule 144”), or any similar rule or regulation of the SEC that may at any time permit Buyers to sell any of the Securities to the public without registration, the Company represents and warrants that: (i) the Company is, and has been for a period of at least ninety (90) days immediately preceding the date hereof, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (ii) the Company has filed all required reports under Section 13 or 15(d) of the Exchange Act, as applicable, during the twelve (12) months preceding the Closing Date (or for such shorter period that the Company was required to file such reports); (iii) the Company is not an issuer defined as a “Shell Company” (as hereinafter defined); and (iv) if the Company has, at any time, been an issuer defined as a Shell Company, the Company has: (A) not been an issuer defined as a Shell Company for at least six (6) months prior to the Closing Date; and (B) has satisfied the requirements of Rule 144(i) (including, without limitation, the proper filing of “Form 10 information” at least six (6) months prior to the Closing Date). For the purposes hereof, the term “Shell Company” shall mean an issuer that meets the description of a shell company as defined under Rule 144. In addition, so long as any Buyer owns, legally or beneficially, any of the Securities, the Company shall, at its sole expense:

(A)         Use commercially reasonable efforts to make, keep and ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144, is publicly available;

(B)         furnish to each Buyer, promptly upon reasonable request, such information as may be reasonably requested by each Buyer to permit each Buyer to sell any of the Securities pursuant to Rule 144 without limitation or restriction; and

(C)         promptly at the request of each Buyer, give the Company’s transfer agent instructions to the effect that, upon the transfer agent’s receipt from any Buyer of a certificate (a “Rule 144 Certificate”) certifying the eligibility for sale under Rule 144 of any portion of the Securities which such Buyer proposes to sell (the “Securities Being Sold”), and receipt by the transfer agent of a “Rule 144 Opinion” from the Company or its counsel (or from such Buyer and its counsel as permitted below), the transfer agent is to effect the transfer of the Securities Being Sold and issue to such transferee(s) thereof one or more stock certificates representing the transferred Securities Being Sold without any restrictive legend and without recording any restrictions on the transferability of such shares on the transfer agent’s books and records. If the transfer agent requires any additional documentation in connection with any proposed transfer by any Buyer of any Securities Being Sold, the Company shall promptly deliver or cause to be delivered to the transfer agent or to any other Person, all such additional documentation as may be necessary to effectuate the transfer of the Securities Being Sold and the issuance of an unlegended certificate to any transferee thereof, all at the Company’s expense.

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7.4           Fees and Expenses. Except as set forth in the Transaction Documents, each party shall bear its own expenses in connection with the transactions contemplated by this Agreement and the Transaction Documents; provided, however, that the Company shall pay (i) the reasonable and actual fees and expenses of LSVM, including the reasonable and actual out-of-pocket attorneys’ fees and expenses of outside legal counsel to LSVM, incurred in connection with the negotiation, execution and delivery of this Agreement and the other Transaction Documents, not to exceed an aggregate of $5,000.00 and (ii) the financial advisory fees owing to the Financial Advisor relating to or arising out of the transactions contemplated hereby.

7.5           Reservation of Shares. The Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary for the issuance of the shares of Common Stock and for the issuance of the Warrant Shares upon exercise of the Warrants (collectively, the “Share Reserve”). If at any time the Share Reserve is insufficient, the Company shall take all required measures to implement an increase of the Share Reserve accordingly. If the Company does not have sufficient authorized and unissued shares of Common Stock available to increase the Share Reserve, the Company shall call and hold a special meeting of the stockholders of the Company within sixty (60) business days of such occurrence, for the sole purpose of increasing the number of shares of Common Stock authorized. The Company’s management shall recommend to the stockholders to vote in favor of increasing the number of shares of Common Stock authorized.

7.6           Certain Transactions; Confidentiality. Each Buyer, severally and not jointly with the other Buyers, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it, will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced as described in Section 7.7. Each Buyer, severally and not jointly with the other Buyers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, such Buyer will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents. Notwithstanding the foregoing, in the case of a Buyer that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Buyer’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Buyer’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

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7.7           Disclosure of Transactions and Other Material Information. The Company shall, on or before 5:30 p.m., New York time, on the fourth (4th) business day after the date of this Agreement, issue a press release (the “Press Release”) disclosing the material terms of the transactions contemplated by the Transaction Documents. On or before 5:30 p.m., New York time, on the fourth (4th) business day after the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act (the “8-K Filing”). As of the filing of the 8-K Filing, to the knowledge of the Company, the Company shall have publicly disclosed all material, non-public information (if any) provided to any of the Buyers by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. Neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of any Buyer, to make the Press Release and any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and (ii) as is required by applicable Law and regulations. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Buyer, or include the name of any Buyer in any filing with the SEC or any regulatory agency or Trading Market, without the prior written consent of such Buyer, except: (a) as required by federal securities Law in connection with (i) the 8-K Filing, (ii) any registration statement contemplated by the Registration Rights Agreement and (iii) the filing of final Transaction Documents with the SEC and (b) to the extent such disclosure is required by Law or Trading Market regulations, in which case the Company shall provide the Buyers with prior notice of such disclosure permitted under this clause (b). It is understood that, by execution of this Agreement, LSVM authorizes the Company to publicly disclose LSVM’s identity as a Buyer hereunder.

ARTICLE VIII
CONDITIONS PRECEDENT TO THE COMPANY’S OBLIGATIONS TO SELL

The obligation of the Company hereunder to issue and sell the Securities to the Buyers at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

8.1           Each of the Buyers shall have executed the Transaction Documents that require Buyers’ execution, and delivered them to the Company.

8.2           Each of the Buyers shall have paid the portion of the Purchase Price applicable to such Buyer to the Company.

8.3           The representations and warranties of the Buyers shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), except where the failure of such representations to be so true and correct (without giving effect to any qualifiers as to materiality in Article V above) would not materially and adversely affect (i) the Buyers’ ability to consummate the Transactions contemplated hereby or (ii) the availability of an exemption from the registration requirements of the Securities Act for the sale of Securities contemplated hereby.

8.4           The Buyers shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyers at or prior to the Closing Date.

ARTICLE IX
CONDITIONS PRECEDENT TO THE BUYERS’ OBLIGATIONS TO PURCHASE

The obligation of the Buyers hereunder to purchase the Units at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions (which conditions shall be deemed satisfied upon the occurrence of the Closing), provided that these conditions are for the Buyers’ sole benefit and may be waived by the Buyers at any time in their sole discretion:

9.1           The Company shall have executed and delivered the Transaction Documents and delivered the same to the Buyers.

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9.2           The representations and warranties of the Company shall be true and as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, in which case they shall be true and correct in all material respects as of such specified date), except where the failure of such representations to be so true and correct (without giving effect to any qualifiers as to materiality in Article VI above) would not have a Material Adverse Effect.

9.3           The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

9.4           The Buyers shall have received an opinion of counsel from counsel to the Company in a form satisfactory to the Buyers and their counsel.

9.5           The Company shall have each executed and delivered to Buyers a closing certificate in substance and form required by Buyers, which closing certificate shall include and attach as exhibits: (i) a true copy of a certificate of good standing evidencing the formation and good standing of the Company and each of its Subsidiaries (other than for Crossroads Europe), as applicable, from the secretary of state (or comparable office) from the jurisdiction in which they are each incorporated, as of a date within ten (10) days of the Closing Date; (ii) the Company’s and each of the Subsidiaries’ (other than for Crossroads Europe) Certificate of Incorporation or similar instrument; (iii) the Company’s and each of the Subsidiaries’ Bylaws or similar document; and (iv) copies of the resolutions of the board of directors of the Company or a duly authorized committee thereof (the “Committee”), consistent with Section 6.3, as adopted by the Company’s board of directors or Committee in a form reasonably acceptable to Buyers; and the Company shall have executed and delivered to Buyers a certificate of the secretary of the Company as to the good standing of Crossroads Europe.

9.6           No event shall have occurred between the execution of this Agreement and the Closing that has had or would reasonably be expected to have a Material Adverse Effect.

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ARTICLE X
INDEMNIFICATION

10.1         Company’s Obligation to Indemnify. In consideration of the Buyers’ execution and delivery of this Agreement and acquiring the Securities hereunder, and in addition to all of the Company’s other obligations under this Agreement, the Company hereby agrees to defend and indemnify each Buyer and each Buyer’s Affiliates and subsidiaries, and their respective directors, officers, employees, agents and representatives, and the successors and assigns of each of them (collectively, the “Buyer Indemnified Parties”) and the Company does hereby agree to hold the Buyer Indemnified Parties harmless, from and against any and all Claims made, brought or asserted against the Buyer Indemnified Parties, or any one of them, and the Company hereby agrees to pay or reimburse the Buyer Indemnified Parties for any and all Claims payable by any of the Buyer Indemnified Parties to any Person, including reasonable attorneys’ and paralegals’ fees and expenses, court costs, settlement amounts, costs of investigation, through all negotiations, mediations, arbitrations, trial and appellate levels, as a result of, or arising out of, or relating to: (i) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; (ii) any breach of any covenant, agreement or Obligation of the Company contained in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; or (iii) any Claims brought or made against the Buyer Indemnified Parties, or any one of them, by any Person and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement, the Transaction Documents or any other instrument, document or agreement executed pursuant hereto or thereto, or the status of the Buyers of any of the Securities, as a buyer and holder of such Securities in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Claims covered hereby, which is permissible under applicable Law. If any action shall be brought against any Buyer in respect of which indemnity may be sought pursuant to this Agreement, such Buyer shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to such Buyer. Any Buyer shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Buyer except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Buyer, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Buyer under this indemnity: (y) for any settlement by a Buyer in connection with any Claim effected without the Company’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; or (z) to the extent, but only to the extent, that a Claim is attributable to any Buyer’s breach of any of the representations, warranties, covenants or agreements made by such Buyer in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby.

ARTICLE XI
MATTERS RELATING TO THE BUYERS

11.1         Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under this Agreement and the Transaction Documents are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any one or more of the Transaction Documents. The decision of each Buyer to purchase the Securities pursuant to the Transaction Documents has been made by each such Buyer independently of any other Buyer and independently of any information, materials, statements or opinions as to the business, affairs, operations, Assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of its Subsidiaries, if any, which may have been made or given by any other Buyer or any of their respective officers, directors, principals, employees, agents, counsel or representatives (collectively, including the Buyer in question, the “Buyer Representatives”). No Buyer Representative shall have any liability to any other Buyer or the Company relating to or arising from any such information, materials, statements or opinions, if any. Each Buyer acknowledges that no other Buyer has acted as agent for such Buyer in connection with making its investment hereunder and that no Buyer will be acting as agent of such other Buyer in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any Proceeding for such purpose. The Company and each of the Buyers acknowledge that, for reasons of administrative convenience: (i) the Transaction Documents have been prepared and/or negotiated by counsel for one of the Buyers, and that such counsel does not represent all of the Buyers with respect to the transactions contemplated hereby, and each other Buyer has retained its own counsel (or had the opportunity to do so) with respect to such transactions; and (ii) the Company has elected to provide each of the Buyers with the same Transaction Documents for the purpose of closing a transaction with multiple Buyers and not because it was required or requested to do so by any Buyer. In furtherance of the foregoing, and not in limitation thereof, the Company and the Buyers acknowledge that nothing contained in this Agreement or in any Transaction Document, and no action taken by any Buyer pursuant thereto, shall be deemed to constitute any two or more Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.

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11.2         Equal Treatment of Buyers. No consideration shall be offered or paid to any Buyer to amend or consent to a waiver or modification of any provision of any of the Transaction Documents, unless the same consideration is also offered to all of the other Buyers parties to the Transaction Documents.

ARTICLE XII
MISCELLANEOUS

12.1         Notices. All notices of request, demand and other communications hereunder shall be addressed to the parties as follows:

If to the Company:	Crossroads Systems, Inc.
11000 North Mopac Expressway
Austin, TX 78759
Facsimile: (512) 349-0304
Attn: Chief Executive Officer

With a copy to:	Andrews Kurth LLP
111 Congress Ave Suite 1700
Austin, TX 78701
Facsimile: (512) 320-9292
Attn: J. Matthew Lyons

If to the Buyers:	To each Buyer based on the information
Set forth in the Schedule A attached hereto

unless the address is changed by the party by like notice given to the other parties. Notice shall be in writing and shall be deemed delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address above, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., EST, on a business day. Any notice hand delivered after 5:00 p.m., EST, shall be deemed delivered on the following business day. Notwithstanding the foregoing, notices, consents, waivers or other communications referred to in this Agreement may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation from the receiving party) that the notice has been received by the other party.

12.2         Entire Agreement. This Agreement, including the Exhibits and Schedules attached hereto and the documents delivered pursuant hereto, including the Transaction Documents, set forth all the promises, covenants, agreements, conditions and understandings between the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written.

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12.3         Assignment.

(a)          The Company may not sell or assign this Agreement or any of the Transaction Documents, or any portion thereof, either voluntarily or by operation of law, nor delegate any of its duties of obligations hereunder or thereunder, without the prior written consent of the Buyers, which consent may be withheld in Buyers’ sole and absolute discretion.

(b)          Each Buyer may transfer or assign, in whole or from time to time in part, to one or more Persons its rights in this Agreement or any of the other Transaction Documents in connection with the transfer of the Securities by such Buyer to such Person, provided that such Buyer complies with all Laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected and such assignee agrees in writing to be bound by the terms of the Transaction Documents and can and does satisfy each of the representations and warranties of the transferring Buyer.

12.4         Binding Effect. This Agreement shall be binding upon the parties hereto, their respective successors and permitted assigns.

12.5         Amendment. The parties hereby irrevocably agree that no attempted amendment, modification, or change of this Agreement shall be valid and effective, unless the Company and a Majority of the Buyers unanimously agree in writing to such amendment, modification or change.

12.6         No Waiver. No waiver of any provision of this Agreement shall be effective, unless it is in writing and signed by the party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

12.7         Gender and Use of Singular and Plural. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties or their personal representatives, successors and assigns may require.

12.8         Execution. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Agreement, and same shall become effective when counterparts have been signed by each party and each party has delivered its signed counterpart to the other party. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

12.9         Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

12.10         Governing Law; Venue. This Agreement shall be construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws. The parties further agree that any action between them shall be heard in City of Wilmington, Delaware and expressly consent to the jurisdiction and venue of the state and federal courts sitting in City of Wilmington, Delaware for the adjudication of any civil action asserted pursuant to this Agreement.

12.11         Further Assurances. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

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12.12         Survival. The covenants, agreements, representations and warranties made by the Company and the Buyers herein shall survive for the duration of their respective statute of limitations. Each Buyer shall be responsible only for its own covenants, agreements, representations and warranties hereunder.

12.13         Time is of the Essence. The parties hereby agree that time is of the essence with respect to performance of each of the parties’ Obligations under this Agreement. The parties agree that in the event that any date on which performance is to occur falls on a Saturday, Sunday or state or national holiday, then the time for such performance shall be extended until the next business day thereafter occurring.

12.14         Joint Preparation. The preparation of this Agreement has been a joint effort of the parties and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

12.15         Severability. If any one of the provisions contained in this Agreement, for any reason, shall be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall remain in full force and effect and be construed as if the invalid, illegal or unenforceable provision had never been contained herein.

12.16         No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

12.17         WAIVER OF JURY TRIAL. THE BUYERS AND THE COMPANY, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, IRREVOCABLY, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR ANY OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH THE BUYERS AND THE COMPANY ARE ADVERSE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BUYERS TO PURCHASE THE UNITS.

12.18         Compliance with Federal Law. The Company shall: (i) use its best efforts to ensure that no Person who owns a controlling interest in or otherwise controls the Company is or shall at any time be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury, included in any Executive Orders or in any other similar lists of any Governmental Authority; and (ii) not use or permit the use of the proceeds of the purchase of the Securities to violate any of the foreign asset control regulations of OFAC or any enabling statute, Executive Order relating thereto or any other requirements or restrictions imposed by any Governmental Authority.

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12.19         Waiver of Conflicts. Each party to this Agreement acknowledges that legal counsel for the Company, Andrews Kurth LLP (“AK”), has from time to time in the past performed and may continue in the future to perform legal services for LSVM or its affiliates in matters unrelated to the transactions contemplated by this Agreement. Each party to this Agreement hereby (a) acknowledges that it has had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledges that with respect to the transactions contemplated herein, AK has represented the Company and not any Buyer; and (c) gives its informed consent to, and waives any conflict of interest arising from, AK’s representation of the Company in the transactions contemplated by this Agreement and AK’s previous or continuing representation of LSVM or its affiliates in matters unrelated to such transactions. The Company and Buyer each hereby confirm that AK may act as the Company’s counsel in connection with the transactions contemplated by the Transaction Documents.

[SIGNATURES ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year set forth above.

COMPANY:

CROSSROADS SYSTEMS, INC.,
a Delaware corporation

By:	/s/ Richard K. Coleman, Jr.
Name: Richard K. Coleman, Jr.
Title: Chief Executive Officer

Date: March 31, 2014

BUYERS:

See signature page for each Buyer attached hereto

[Signature page to Securities Purchase Agreement]

EXHIBIT A

FORM OF WARRANT

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT